SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2004

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23125	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West, Santa Monica, CA 90404

(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 447-3870

Item 5. Other Events and Regulation FD Disclosure.

On July 6, 2004, Entravision Communications Corporation (the “Company”) issued a press release announcing that it has repurchased 2,542,006 shares of its Series A convertible preferred stock for $55 million and, subject to its ability to raise financing on terms acceptable to it in its sole discretion, has agreed to repurchase the remaining shares of Series A preferred stock by June 30, 2005. A copy of that press release is attached hereto as Exhibit 99 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

Date: July 6, 2004	By:	/s/ WALTER F. ULLOA
Walter F. Ulloa Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99	Press release issued by Entravision Communications Corporation on July 6, 2004.